Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Trinseo S.A. on Form S-8 of our report dated February 12, 2020 relating to the consolidated financial statements of Americas Styrenics LLC and its subsidiaries as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, appearing in the Annual Report on Form 10-K of Trinseo S.A. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Houston, TX

July 30, 2020